DHI Group Reports 2024 Fourth Quarter and Full Year Financial Results

CENTENNIAL, Colorado, February 5, 2025 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights(1)

▪Total revenue was $34.8 million, down 7% year over year.
•ClearanceJobs revenue was $13.8 million, up 7% year over year.
•Dice revenue was $21.0 million, down 14% year over year.
▪Total bookings were $32.9 million, down 9% year over year.
•ClearanceJobs bookings were $14.2 million, flat year over year.
•Dice bookings were $18.7 million, down 14% year over year.
▪Net income was $1.0 million, or $0.02 per diluted share, a net income margin of 3%, compared to net income of $2.1 million, or $0.05 per diluted share, a net income margin of 6%, in the year-ago quarter.
▪Non-GAAP earnings per share was $0.07 per diluted share, compared to the prior year quarter at $0.08 per diluted share.
▪Adjusted EBITDA was $9.2 million, down 9% year over year, and Adjusted EBITDA Margin was 26%, compared to 27% in the year-ago quarter.
▪Cash flow from operations was $4.4 million, down 43% from $7.6 million in the year-ago quarter while capitalized development costs declined $0.8 million or 23% year over year.
▪Cash was $3.7 million at quarter end compared to $4.2 million in the year ago quarter and total debt was $32.0 million at quarter end, down from $38.0 million from the year-ago quarter.

Full Year 2024 Financial Highlights(1)

▪Total revenue was $141.9 million, down 7% year over year.
•ClearanceJobs revenue was $54.1 million, up 8% year over year.
•Dice revenue was $87.8 million, down 14% year over year.
▪Total bookings were $140.6 million, down 8% year over year.
•ClearanceJobs bookings were $55.5 million, up 4% year over year.
•Dice bookings were $85.0 million, down 15% year over year.
▪Net income was $0.3 million, or $0.01 per diluted share, a net income margin of 0%, compared to net income of $3.5 million, or $0.08 per diluted share, a net income margin of 2%, a year-ago.
▪Non-GAAP earnings per share was $0.24 per diluted share, compared to the prior year period at $0.26 per diluted share.
▪Adjusted EBITDA was $35.3 million, down 3% year over year, and Adjusted EBITDA Margin was 25%, compared to 24% a year-ago.

▪Cash flow from operations was $21.0 million, down from $21.3 million a year-ago while capitalized development costs declined $3.9 million or 24% year over year.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP Earnings Per Share, including the revised title and definition of Non-GAAP Earnings Per Share, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"We have navigated this challenging macroeconomic environment with resilience, closing the year with an improved Adjusted EBITDA margin despite a decline in total revenue. As we continue to see a slow but steady increase in new tech job postings, we anticipate that companies across industries are beginning to renew their investment in technology initiatives like AI. This renewed focus is expected to drive increased demand for our solutions, which empower organizations to attract, identify, and hire the right technology talent for their needs. We remain committed to advancing our industry-leading product offerings and optimizing our go-to-market strategies, all while delivering value with increased efficiency and profitability."

Commenting on 2025 full-year guidance, Greg Schippers, CFO of DHI Group, commented:

"We expect ClearanceJobs bookings to grow in 2025, however, we do not expect total bookings growth to resume until tech hiring normalizes. As a result, we anticipate total revenue of $131 to $135 million for the full year. In the first quarter, we expect revenue of $32 to $33 million. From a profitability perspective, we are targeting an Adjusted EBITDA margin of 24% for the full year. Our focus remains on achieving long-term, sustainable revenue growth, and we are well positioned to drive customer acquisition and capitalize on opportunities when tech hiring returns to normal levels."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, February 5, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends until February 12, 2025.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our 2024 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets may hurt our operating results, our backlog may not accurately represent future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to scale, adapt and maintain our technology and infrastructure, cybersecurity risks, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines’ methodologies, failure to halt operations of third-party websites aggregating our data, reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change and the impacts of public health issues. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share (Previously titled Adjusted Diluted Earnings Per Share)

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

The Company revised its definition of non-GAAP Earnings Per Share beginning with the first quarter of 2024 to exclude the impact of non-cash stock-based compensation in an effort to provide a more transparent and comparable view of its financial performance. Accordingly, all prior periods presented have been recast to reflect the current definition.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023

Revenue	$34,785	$37,287	$141,926	$151,878

Operating expenses:
Cost of revenue	5,087	4,948	20,232	19,787
Product development	4,580	4,493	18,883	17,777
Sales and marketing	11,080	12,602	47,382	57,421
General and administrative	7,924	7,402	30,021	31,273
Depreciation	4,388	4,339	17,972	16,915
Restructuring	—	—	1,111	2,417
Total operating expenses	33,059	33,784	135,601	145,590
Operating income	1,726	3,503	6,325	6,288
Income (loss) from equity method investment	(100)	74	225	502
Gain on investments	—	—	—	614
Impairment of investment	—	—	(400)	(300)
Interest expense and other	(654)	(866)	(3,200)	(3,482)
Income before income taxes	972	2,711	2,950	3,622
Income tax expense (benefit)	(50)	563	2,697	131
Net income	$1,022	$2,148	$253	$3,491

Basic earnings per share	$0.02	$0.05	$0.01	$0.08
Diluted earnings per share	$0.02	$0.05	$0.01	$0.08

Weighted-average basic shares outstanding	44,939	43,539	44,648	43,571
Weighted-average diluted shares outstanding	45,902	44,612	45,090	44,496

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Cash flows from (used in) operating activities:
Net income	$1,022	$2,148	$253	$3,491
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	4,388	4,339	17,972	16,915
Deferred income taxes	(495)	(122)	(845)	(3,301)
Amortization of deferred financing costs	36	36	145	145
Stock-based compensation	1,945	2,194	8,063	9,916
Loss (income) from equity method investment	100	(74)	(225)	(502)
Gain on investments	—	—	—	(614)
Impairment of investment	—	—	400	300
Change in accrual for unrecognized tax benefits	(146)	(125)	28	263
Changes in operating assets and liabilities:
Accounts receivable	(2,467)	(3,634)	105	(1,398)
Prepaid expenses and other assets	493	415	982	(335)
Capitalized contract costs	(387)	40	(1,101)	3,313
Accounts payable and accrued expenses	1,395	706	(413)	(7,093)
Income taxes receivable/payable	79	(328)	(17)	(255)
Deferred revenue	(1,457)	1,127	(4,515)	(893)
Other, net	(137)	899	213	1,393
Net cash flows from operating activities	4,369	7,621	21,045	21,345
Cash flows from (used in) investing activities:
Cash received from sale of investment	—	—	—	4,941
Purchases of fixed assets	(2,786)	(5,264)	(13,932)	(20,252)
Net cash flows used in investing activities	(2,786)	(5,264)	(13,932)	(15,311)
Cash flows from (used in) financing activities:
Payments on long-term debt	(4,000)	(2,000)	(23,000)	(25,000)
Proceeds from long-term debt	4,000	—	17,000	33,000
Payments under stock repurchase plan	—	—	—	(6,896)
Purchase of treasury stock related to vested restricted and performance stock units	(66)	(26)	(1,874)	(6,237)
Proceeds from issuance of common stock through ESPP	112	151	257	299
Net cash flows from (used in) financing activities	46	(1,875)	(7,617)	(4,834)
Net change in cash for the period	1,629	482	(504)	1,200
Cash, beginning of period	2,073	3,724	4,206	3,006
Cash, end of period	$3,702	$4,206	$3,702	$4,206

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2024	December 31, 2023
Current assets
Cash	$3,702	$4,206
Accounts receivable, net	22,120	22,225
Income taxes receivable	238	221
Prepaid and other current assets	3,593	4,237
Total current assets	29,653	30,889
Fixed assets, net	20,390	25,272
Capitalized contract costs	7,465	6,364
Operating lease right-of-use assets	6,518	4,759
Investments	1,827	1,918
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	3,618	4,100
Total assets	$221,371	$225,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$16,154	$17,408
Deferred revenue	44,934	49,463
Operating lease liabilities	1,625	2,006
Total current liabilities	62,713	68,877
Deferred revenue	522	508
Operating lease liabilities	8,995	6,543
Long-term debt	32,000	38,000
Deferred income taxes	1,369	2,214
Accrual for unrecognized tax benefits	1,060	1,032
Other long-term liabilities	387	486
Total liabilities	107,046	117,660
Total stockholders’ equity	114,325	107,542
Total liabilities and stockholders’ equity	$221,371	$225,202

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2024 and 2023 and balance sheets as of December 31, 2024 and December 31, 2023 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q4 2024	Q4 2023	$ Change	% Change
ClearanceJobs	$13,768	$12,856	$912	7%
Dice	21,017	24,431	(3,414)	(14)%
Total Revenue[1]	$34,785	$37,287	$(2,502)	(7)%

Net income[2]	$1,022	$2,148	$(1,126)	(52)%
Net income margin[3]	3%	6%	n.m.	n.m.
Diluted earnings per share[2]	$0.02	$0.05	$(0.03)	—%
Non-GAAP earnings per share[5]	$0.07	$0.08	$—	(13)%
Adjusted EBITDA[5]	$9,153	$10,063	$(910)	(9)%
Adjusted EBITDA margin[5]	26%	27%	n.m.	n.m.

	Revenue
	FY 2024	FY 2023	$ Change	% Change
ClearanceJobs	$54,143	$50,348	$3,795	8%
Dice	87,783	101,530	(13,747)	(14)%
Total Revenue[1]	$141,926	$151,878	$(9,952)	(7)%

Net income[4]	$253	$3,491	$(3,238)	(93)%
Net income margin[3]	—%	2%	n.m.	n.m.
Diluted earnings per share[4]	$0.01	$0.08	$—	(88)%
Non-GAAP earnings per share[5]	$0.24	$0.26	$—	(8)%
Adjusted EBITDA[5]	$35,313	$36,254	$(941)	(3)%
Adjusted EBITDA margin[5]	25%	24%	n.m.	n.m.

(1) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.
(2) For the three months ended December 31, 2024, net income and diluted earnings per share includes the net negative impact of non cash stock-based compensation, loss on investment, and severance, professional fees and related costs of $3.1 million ($2.4 million net of tax), and discrete tax items of $0.1 million resulting in a net negative impact of $2.3 million, or $0.05 per diluted share. For the three months ended December 31, 2023, net income and diluted earnings per share includes the net negative impact of non cash stock-based compensation, loss on investment, and severance, professional fees and related costs of $2.1 million ($1.6 million net of tax), and discrete tax items of $0.2 million resulting in a net negative impact of $1.4 million, or $0.03 per diluted share.
(3) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) For the year ended December 31, 2024, net income and diluted earnings per share includes the net negative impact of non cash stock-based compensation, restructuring, impairment, gain on investment and severance, professional fees and related costs of $11.2 million ($8.5 million net of tax), and discrete tax items of $2.3 million resulting in a net negative impact of $10.8 million, or $0.23 per diluted share. For the year ended December 31, 2023, net income and diluted earnings per share includes the net negative impact of non cash stock-based compensation, restructuring, impairment, gain on investment and severance, professional fees and related costs of $12.2 million ($9.1 million net of tax), and discrete tax items of $1.1 million resulting in a net negative impact of $8.0 million, or $0.18 per diluted share.
(5) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q4 2024	Q4 2023	$ Change	% Change
ClearanceJobs	$14,197	$14,248	$(51)	—%
Dice	18,717	21,833	(3,116)	(14)%
Total Bookings[2]	$32,914	$36,081	$(3,167)	(9)%

	FY 2024	FY 2023	$ Change	% Change
ClearanceJobs	$55,510	$53,423	$2,087	4%
Dice	85,049	99,728	(14,679)	(15)%
Total Bookings[2]	$140,559	$153,151	$(12,592)	(8)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

(2) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q4 2024	Q4 2023	$ Change	% Change
ClearanceJobs	$25,148	$21,872	$3,276	15%
Dice	$16,380	$15,788	$592	4%

	FY 2024	FY 2023	$ Change	% Change
ClearanceJobs	$24,308	$21,164	$3,144	15%
Dice	$16,251	$15,631	$620	4%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q4 2024	Q4 2023	FY 2024	FY 2023
ClearanceJobs	93%	96%	95%	95%
Dice	77%	78%	78%	85%

Renewal Rate on Count:
ClearanceJobs	76%	78%	77%	81%
Dice	69%	71%	71%	77%

	Retention Rates[1]
	Q4 2024	Q4 2023	FY 2024	FY 2023
ClearanceJobs	111%	110%	111%	111%
Dice	97%	97%	98%	101%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	December 31, 2024	December 31, 2023	Change	% Change
ClearanceJobs	1,949	2,055	(106)	(5)%
Dice	4,711	5,492	(781)	(14)%

	Deferred Revenue and Backlog[1]
	December 31, 2024	December 31, 2023	$ Change	% Change
Deferred Revenue	$45,456	$49,971	$(4,515)	(9)%
Contractual commitments not invoiced	65,813	58,126	7,687	13%
Backlog	$111,269	$108,097	$3,172	3%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share(1)
	Q4 2024	Q4 2023	FY 2024	FY 2023
Reconciliation of Diluted Earnings Per Share to non-GAAP Earnings per Share:
Diluted earnings per share	$0.02	$0.05	$0.01	$0.08
Non-cash stock-based compensation(2) (3)	0.04	0.05	0.18	0.21
Non-cash stock-based compensation, tax impact(4)	(0.01)	(0.01)	(0.04)	(0.05)
Impairments(3)	—	—	0.01	0.01
Severance, professional fees and related costs(3)	0.02	—	0.04	0.03
Severance, professional fees and related costs, tax impact(4)	(0.01)	—	(0.01)	(0.01)
Gain on investments(3)	—	—	—	(0.01)
Restructuring(3)	—	—	0.02	0.05
Restructuring, tax impact(4)	—	—	(0.01)	(0.01)
Discrete tax items(5)	—	—	0.05	(0.02)
Other(6)	0.01	(0.01)	(0.01)	(0.02)
Non-GAAP earnings per share	$0.07	$0.08	$0.24	$0.26

Weighted average shares outstanding used in computing diluted earnings per share	45,902	44,612	45,090	44,496
Weighted average shares outstanding used in computing non-GAAP earnings per share	45,902	44,612	45,090	44,496

(1) Non-GAAP earnings per share was previously titled Adjusted Diluted Earnings Per Share.
(2) The Company revised its definition of non-GAAP earnings per share beginning with the first quarter of 2024 to exclude the impact of non-cash stock-based compensation expense. All prior periods have been recast to conform with the revised definition. See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in the document.
(3) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(4) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for the three months and years ended December 31, 2024 and 2023. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(5) Discrete tax items resulted from the tax impacts of share-based compensation awards, uncertain tax positions, and from state taxes related to research and development expenditures for the years ended December 31, 2024 and 2023.
(6) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q4 2024	Q4 2023	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$4,369	$7,621	$(3,252)	(43)%
Less:
Capitalized development costs[2]	2,735	3,573	(838)	(23)%
Other fixed asset purchases	51	1,691	(1,640)	(97)%
Total fixed asset purchases	2,786	5,264	(2,478)	(47)%
Free Cash Flow	$1,583	$2,357	$(774)	(33)%

	FY 2024	FY 2023	$ Change	% Change
Cash provided by operating activities	$21,045	$21,345	$(300)	(1)%
Less:
Capitalized development costs[2]	12,486	16,377	(3,891)	(24)%
Other fixed asset purchases	1,446	3,875	(2,429)	(63)%
Total fixed asset purchases	13,932	20,252	(6,320)	(31)%
Free Cash Flow	$7,113	$1,093	$6,020	551%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

	Adjusted EBITDA Reconciliations
	Q4 2024	Q4 2023	FY 2024	FY 2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,022	$2,148	$253	$3,491
Interest expense	654	866	3,200	3,482
Income tax expense (benefit)	(50)	563	2,697	131
Depreciation	4,388	4,339	17,972	16,915
Non-cash stock-based compensation	1,945	2,194	8,063	9,467
Loss (income) from equity method investment	100	(74)	(225)	(502)
Gain on sale of investments	—	—	—	(614)
Impairment of investment	—	—	400	300
Severance, professional fees and related costs	1,094	27	1,842	1,167
Restructuring	—	—	1,111	2,417
Adjusted EBITDA	$9,153	$10,063	$35,313	$36,254

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$4,369	$7,621	$21,045	$21,345
Interest expense	654	866	3,200	3,482
Amortization of deferred financing costs	(36)	(36)	(145)	(145)
Income tax expense (benefit)	(50)	563	2,697	131
Deferred income taxes	495	122	845	3,301
Change in accrual for unrecognized tax benefits	146	125	(28)	(263)
Change in accounts receivable	2,467	3,634	(105)	1,398
Change in deferred revenue	1,457	(1,127)	4,515	893
Severance, professional fees and related costs	1,094	27	1,842	1,167
Restructuring	—	—	1,111	2,417
Changes in working capital and other	(1,443)	(1,732)	336	2,528
Adjusted EBITDA	$9,153	$10,063	$35,313	$36,254

A reconciliation of Adjusted EBITDA Margin for the three months and year ended December 31, 2024 and 2023 follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$34,785	$37,287	$141,926	$151,878

Net income	$1,022	$2,148	$253	$3,491
Net income margin(1)	3%	6%	—%	2%

Adjusted EBITDA	$9,153	$10,063	$35,313	$36,254
Adjusted EBITDA Margin(1)	26%	27%	25%	24%
(1) Net income margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance and related costs, restructuring charges and legal claims and fees. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.